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                                                                    EXHIBIT 21.1

Subsidiaries of Aviva Petroleum Inc.

                                             Place of
Company                                      Incorporation
-------                                      -------------
Aviva Operating Company                      Nevada
Aviva America, Inc.                          Delaware
Neo Energy, Inc.                             Texas
Aviva Delaware Inc.                          Delaware
Aviva Overseas Inc.                          Delaware
Aviva Acquisitions Company                   Delaware
Garnet Resources Corporation                 Delaware
Garnet Pakistan Corporation                  Delaware
Garnet Spain Corporation                     Delaware
Garnet Turkey Corporation                    Delaware
Garnet PNG Corporation                       Delaware
Garnet Energy Inc.                           Delaware
Argosy Petroleum Company, SA                 Colombia, South America
Garnet Resources Canada Ltd.                 British Columbia